SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                OCTOBER 26, 2004
                        (Date of earliest event reported)

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                 001-31810                 22-3720962
     (State or other       (Commission File Number)       (IRS Employer
       jurisdiction                                    Identification No.)
    of incorporation)


55 MADISON AVENUE, SUITE 300, MORRISTOWN NJ              07960
 (Address of principal executive offices)              (Zip Code)


                                 (973) 290-0080
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_Written communications pursuant to Rule 425 under the Securities Act (17
  CFR 230.425)
|_Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
  240.14a-12)
|_Pre-commencement communications pursuant to Rule 14d-2(b) under the
  Exchange Act (17 CFR 240.14d-2(b))
|_Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On October 26, 2004, Access Integrated Technologies, Inc., a Delaware corporation (the "Company"), entered into a Securities Purchase Agreement with a limited number of accredited investors in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the "Private Placement"). In connection with the Private Placement, the Company has agreed to sell 282,776 shares of the Company's Class A Common Stock for an aggregate amount of $1,100,000, prior to the placement agent's fee and various other expenses. The Company intends to use the net proceeds of the Private Placement for capital investments (including a contemplated acquisition and costs associated with acquisition related expenses and capital improvements) and to provide working capital for general corporate purposes.

      In connection with the Private Placement, the Company will enter into a Registration Rights Agreement with investors, in which the Company will agree in certain circumstances to file a registration statement covering resales from time to time of the investors' shares of Class A Common Stock purchased in the Private Placement, as further provided in such agreement.

ITEM 8.01 OTHER EVENTS AND REGULATION FD DISCLOSURE.

      On November 1, 2004, the Company issued a press release announcing the execution of the above-referenced document in connection with the Private Placement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.


      (c)   EXHIBITS.

            99.1  Press Release of the Company, dated November 1, 2004

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                        ACCESS INTEGRATED TECHNOLOGIES, INC.



                        By:   /s/ A. Dale Mayo
                              ------------------------------------
                              Name: A. Dale Mayo
                              Title: President and Chief Executive Officer


                        Dated: November 1, 2004.

                                  EXHIBIT INDEX


      99.1  Press Release of the Company, dated November 1, 2004